SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): May 26, 2010

Majic Wheels Corp.
 (Exact Name Of Registrant As Specified In Charter)

DELAWARE	333-147629	98-0533882
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

28 Rembrandt St.
Tel Aviv, Israel
(Current Address of Principal Executive Offices)

Phone number: 972-(3) 5759001
 (Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Benjamin Resheff   resigned, effective May 26,2010, as Secretary and Director of the Company.

The Officer/Director resigning has stated in his resignation letter that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Officer/Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission.  Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

Effective as of May 26, 2010, the following individuals were elected to the Board of Directors of the Company:

Name	Age	Position
Judah Steinberger	32	Secretary and Director

Judah Steinberger, has been a director of Global Advance Corp since October 2006 thru 2008. From 2002 to the present time, Mr. Steinberger has also served as Managing Director and Vice President of Finance at Yefe Nof in Jerusalem an Israeli Company engaged in publishing marketing and selling of educational books and literature . During that time, he received a BA in Business Management and Economics at the Kiryat Ono School Academy in Kiryat Ono, Israel. He studied Business Management at the Teknion in Haifa from 1999 to 2000.

Section 9 -- Financial Statement And Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 17.1	Resignation of Benjamin Resheff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Majic Wheels Corp.

June 15, 2010	By:	/s/ Asher Zwebner
	Name:	Asher Zwebner
	Title:	President and Director
(Principal Executive Officer)